                                                                   EXHIBIT 10.11

                                CONTRACT OF LEASE


KNOW ALL MEN BY THESE PRESENTS:

         This Contract of Lease, made and entered into this 1st day of October, 1990 at Makati, Metro-Manila, Philippines, by and between:

                  CORINTHIAN COMMERCIAL CORPORATION, a corporation duly organized and existing under the laws of the Republic of the Philippines, with office at T10 Sunvar Plaza, Pasay Road, Makati, Metro- Manila, represented by its Treasurer, MARIXI R. PRIETO, who has been duly authorized for the purpose, hereinafter referred to as the LESSOR;

                                     - and -

                  AMKOR/ANAM PILIPINAS INC., a corporation duly organized and existing under the laws of the Republic of the Philippines with principal office at the CCC Compound, Km. 22 South Superhighway, Bo. Cupang, Muntinlupa, Metro-Manila, represented in this act by its Financial Director and Treasurer, DANNY D. FRANKLIN, who has been duly authorized for the purpose, hereinafter referred to as the LESSEE.


                            W I T N E S S E T H: THAT

         WHEREAS, on August 4, 1989, the parties hereto executed a Memorandum of Agreement covering the lease of a portion of certain parcels of land situated at Km. 22 South Superhighway, Bo. Cupang, Muntinlupa, Metro-Manila, and covered by Transfer Certificates of Title Nos. 441394 and 441395 issued by the Registry of Deeds for the province of Rizal, including the warehouses existing thereon, specifically known as Warehouses 2 and 3;

         WHEREAS, LESSEE desires to lease the aforementioned properties, which are more particularly described as follows:

         Covered Areas:

                  Motorpool   - 346.50 sq.m. more or less
                  Warehouse 2 - 2,400 sq.m. more or less
                  Warehouse 3 - 2,400 sq.m. more or less
                  Middle Area bet. Whse. 2 & 3 - 1,179 sq.m. more or less Canteen - 320 sq.m. more or less

         Uncovered Areas:

                  Back of Warehouse 1 - 1,316.50 sq.m. more or less
                  Roadway leading to Whse. 2 & 3 - 2,398.50 sq.m. more or less Canteen Area - 700 sq.m. more or less

         NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual covenants and stipulations hereinafter set forth, Lessor hereby leases unto the LESSEE, and the LESSEE hereby accepts by way of lease from the LESSOR, that portion of the land covered by Transfer Certificate of Title No. 441394 and 441395 including the Motorpool, Warehouses 2 and 3 and the Canteen all of which are described above (hereinafter referred to as the leased premises) subject to the following terms and

                                      -2-
conditions:

         1.       TERM: The term of the lease shall be as follows:

                  A. Motorpool and Back of Warehouse 1 - twenty-five (25) years and nine and one half (9 1/2) months which shall commence on March 16, 1990 and expire on December 31, 2015;

                  B. Portion of Warehouse 2 measuring 1,080 sq.m. more or less - twenty-five (25) years and three (3) months which shall commence on October 1, 1990 and expire on December 31, 2015;

                  C. Portion of Warehouse 2 measuring 1,320 sq.m. more or less, Warehouse 3, Middle Area between Warehouses 2 and 3, Canteen, Roadway leading to Warehouses 2 and 3 and Uncovered Canteen area - twenty-five (25) years and two (2) months which shall commence on November 1, 1990 and expire on December 31, 2015;

         The LESSOR represents that it owns the leased premises in fee simple and that it has the right to make this Lease Agreement and covenants that it will execute and procure any further assurances of title of right to make this Lease Agreement that may be required by Lessee from time to time during the term hereof.

         2. RENTAL RATE: The LESSEE shall pay the LESSOR as rental for the leased premises the sum of FOUR HUNDRED FORTY-SEVEN THOUSAND NINE HUNDRED FIFTY-FOUR AND 73/100 PESOS (P447,954.73) per month, which shall be increased by ten percent (10%) each year beginning on the second year, cumulatively, up to the last year of the term hereof.

         3. PAYMENT DATE OF RENTAL: The rental shall be payable within the first five (5) working days of every month at the principal office of the LESSOR above. The LESSOR retains the option to change the due date to a later date.

         4. RENTAL DEPOSIT: Upon the signing of this Contract, the LESSEE shall keep on deposit with the LESSOR the amount of ONE MILLION THREE HUNDRED FORTY-THREE THOUSAND EIGHT HUNDRED SIXTY-FOUR AND 19/100 PESOS ONLY (P1,343,864.19), Philippine Currency. Upon the termination of this lease, the deposit shall be promptly returned without interest to the LESSEE, or if appropriate, applied to the payment of any rentals then outstanding and unpaid, or any other amount then due and payable to the LESSOR or any damages which may have been caused to the leased premises by the LESSEE or by the LESSEE's employees, agents or representatives; provided, however, that should the deposit be insufficient for the payments contemplated herein, the LESSEE shall continue to be liable for the unpaid portion thereof until paid in full.

         5. DAMAGE: The LESSEE acknowledges that it has accepted the leased premises after due examination of the same, and that LESSOR shall not be liable for any defect or change in the condition of the leased premises or of the building resulting from any flaw in the electrical connections, or from water or rain which may leak into, issue or flow from any part of the building, or from the pipes or plumbing works of the leased premises or the building itself or from any other place or quarter, or incurred in any other way or manner, or for any other reason other than electrical or leaks unless such defect or change or any damage resulting therefrom is attributable to the misconduct or negligence of the LESSOR or its employees, agents or representatives. The LESSEE shall give the LESSOR or its agent prompt notice in writing of any defects in the electrical installation, the plumbing installation of other fixtures of the leased premises or of the building itself. Upon receipt of any such notice or as soon as the existence of such defects becomes known to the LESSOR, the LESSOR shall immediately cause such defects installed by the LESSOR to be remedied or repaired, provided that the necessity for effecting repairs on installations or fixtures shall not have been caused by the misuse, negligence or fault of the LESSEE, or of any of its employees, agents or representatives. If such defect or change is caused by the LESSEE's visitor(s), the LESSEE and its employees shall cooperate fully with the LESSOR in establishing the visitor's liability in a court of law. The monthly rental or any other amount which may be payable by the LESSEE hereunder shall not be abated or suspended while the repairs contemplated herein are being made even if the LESSEE should suffer a loss or interruption of business by reason of the making of such repairs. If the defects requiring such repairs shall have resulted from the fault, misconduct or negligence of the LESSEE, its employees, agents or representatives, the LESSOR shall have the option to repair such defects at the expense of the LESSEE who hereby agrees to pay the actual documented cost thereof on the rental payment date immediately following the date of completion of such repairs.

         The LESSOR shall not in anyway be responsible or liable for any damage or injury to the LESSEE, its employees, agents, representatives or visitors, or to any person or persons in or about the leased premises, unless such damage or injury is due to the misconduct or negligence of the LESSOR, or its employees, agents or representatives. The LESSEE agrees to indemnify and save the LESSOR harmless from all fines, suits, proceedings, claims, demands or actions arising or growing out of or in connection with the occupancy or use of the leased premises or any part thereof or by reason of any breach, violation or non-performance by the LESSEE of any covenant or condition hereof, unless the cause or causes giving rise to any such fines, suits, proceedings, claims, demands, or actions is/are due to the misconduct or negligence of the LESSOR, its employees, agents or representatives.

         6. NON-LIABILITY: The LESSOR shall not be liable for any damage, nor shall this lease be affected or the rental payable hereunder abated or suspended, by reason of any failure or interruption of the water supply, electric current, air-conditioning or other services at the leased premises unless such failure or interruption is due to the misconduct or negligence of the LESSOR or its employees, agents or representatives. Neither shall the LESSOR be liable for any damage, nor shall this lease be affected or the rental payable hereunder abated or suspended by reason of any curtailment of or interference with the water supply or electric current to the leased premises by any one other than the LESSOR, or caused by any operation or activity conducted by or for the Municipality of Cupang, Muntinlupa, Metro-Manila, and/or any other governmental authority or agency in connection with the construction of any public or quasi-public work. In the event of any such curtailment of or interference with the water supply or electric current, the LESSOR shall take



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                                       -4-


all such steps as may be necessary to secure the immediate or prompt restoration of normal water supply or electric current to the leased premises.

         The LESSOR shall likewise not be responsible for any interruption of the water supply or electric current or the air-conditioning or other facilities or services caused by circumstances beyond the control of the LESSOR or by force majeure, fortuitous event or unforeseen circumstances. Any loss of business, damage or injury which may be sustained by or caused to the LESSEE by reason of any such interruptions shall not be the responsibility of the LESSOR.

         7. REPAIRS: The LESSEE shall at its own expense maintain the leased premises in good order and repair. The LESSEE shall be responsible for the repair of all locks, electrical switches and similar installations turned over to the LESSEE for its use, excepting any damage to any such installations resulting from any structural defect of the leased premises or of the building itself. When the leased premises are returned, such locks, electrical switches and other installations must be intact and in good order, reasonable ordinary wear and tear excluded. The repair of any breakage of glass materials or other breakable parts within the leased premises shall likewise be the responsibility of the LESSEE, if caused by the misconduct or negligence of the LESSEE, or its employees, visitors, agents or representatives, otherwise, such breakage shall be for the account of the LESSOR.

         Subject to the provisions of the preceding paragraph thereof, the LESSEE shall also be responsible for the proper maintenance and repair of the external walls of the leased premises, the supporting posts and similar portions, the floor of the leased premises (as well as of the floor constituting its ceiling) and electrical, water and plumbing installations of common areas.

         The repair of any damage for which the LESSEE is responsible shall be undertaken by the LESSEE at its own expense, through qualified and/or licensed workman or contractors upon demand of the LESSOR; provided, however, that should the LESSEE fail or refuse to undertake such repairs promptly after due demand by the LESSOR, then the LESSOR will effect such repairs, and all documented expenses incurred for such repairs shall be charged against and paid for by the LESSEE, on the rental payment date immediately following said date of completion.

         Existing electricals, plumbing or other service installations shall not be tampered with, changed or altered, or new installations made, or alterations within the premises effected or made by the LESSEE without the prior written consent of the LESSOR, which consent shall not be unreasonably withheld.

         8. LESSOR'S OBLIGATIONS: THEIR PREVENTION AND DELAY: This lease and the obligation of the LESSEE to pay rent hereunder shall in no way be affected, impaired or excused by reason of the LESSOR's inability, failure or delay in supplying any service expressly or impliedly to be supplied by the LESSOR by reason of this lease, or in making such repairs, additions or alterations which it (the LESSOR) is obligated to make also by reason of this lease, or in supplying any equipment or fixtures which it is obligated to furnish hereunder or pursuant to this lease, if such inability, failure or delay on the part of the LESSOR in the performance of any of the obligations contemplated herein is attributable to the lack of materials or the occurrence of storms, floods, other fortuitous events or force majeure, invasion, insurrection, riots or strikes or caused by the lawful orders of any military, naval or civil authority, or any duly authorized governmental action, or is the consequence of the enactment of any law, rule or regulation prohibiting the performance of any such obligations.

         9. The LESSEE agrees to submit all plans and specifications of future major alterations, extensions, reconstruction and additions to the building for approval of LESSOR before construction of said improvements.

         At the expiration or cancellation of this lease, the LESSEE hereby agrees that the LESSOR shall have the right to enter into the leased premises and repossess itself thereof, and that all improvements except machineries, furniture, fixtures, articles and effects of any kind, and equipment, by virtue of this Agreement, introduced upon the leased premises by the LESSEE during the life of this lease, shall become the property of the LESSOR in fee simple without process of law and without any responsibility on the part of the LESSOR to reimburse the LESSEE of the price or value thereof.

         The LESSEE agrees to surrender all the improvements on the leased premises at the expiration of the term of this lease in as good condition as reasonable wear and tear will permit and without any delay whatsoever, devoid of all occupants, machineries, equipment, furniture, articles and effects of any kind. However, the LESSEE at any time during the period of the lease may opt to sell or assign his right over the lands and/or buildings thereon, provided, the written consent or the approval of the LESSOR is first obtained, which consent and approval will not be unreasonably withheld.

         10. USE AND ENJOYMENT OF THE LEASED PREMISES: The leased area shall be used by the LESSEE in connection with semiconductor and electronics business and may not be used for any other purpose without the written consent of the LESSOR. The LESSOR warrants that the leased premises will be suitable for said use.

         The LESSEE shall, at all times during the initial and any renewal of the term of this Agreement, peaceably and quietly enjoy the Leased Premises without any disturbance from the LESSOR or from any person claiming through the LESSOR.

         11. USE OF ROADWAYS AND EASEMENT: The LESSEE, shall throughout the term of this lease have the right to use, without need of compensation, all roadways located within the property described in the titles mentioned in paragraph 1 hereof and shown in the existing plan. This right of the LESSEE to use said roadways shall be in the nature of an easement which the LESSEE may register in accordance with law.

         12. SIGNS AND ADVERTISEMENTS: The LESSEE may, only with the written consent of the LESSOR, affix, inscribe or paint, or cause to be affixed, inscribed or painted, any notice, sign or other advertising medium on any part of the building subject matter of this Contract, as well as install or cause to have installed on the leased premises any such notice, sign or advertising medium.

         13. COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS: The LESSEE shall, at its own cost and expenses, comply with all laws, ordinances and governmental orders or requirements affecting or pertaining to its use of the leased area, and to any enterprise, industry or business which it may conduct therein, or to any articles or effects which the LESSEE may have introduced into the leased area.

         The LESSEE shall indemnify and hold harmless the LESSOR against all actions, suits, damages and claims caused by the LESSEE or its authorized representatives by reason of its violation, non- observance or non-compliance with any of the laws, ordinances and governmental orders or requirements contemplated hereunder.

         14. LIABILITY FOR REAL ESTATE TAXES: The LESSOR shall pay all real estate taxes and assessments levied or imposed upon the land. Taxes for existing improvements shall also be for the account of LESSOR. Failure of the LESSOR to pay such real estate taxes and assessments in a timely manner shall authorize (but not obligate) the LESSEE to deduct the amount of such taxes and assessments due and payable from the rentals due hereunder and to pay the amount thereof to the appropriate taxing authority for the account of LESSOR. Any increase in the real estate tax and/or any additional taxes, imposts or assessments which may hereafter be imposed or were imposed on the leased premises from the time LESSEE first started renting from LESSOR shall be for the account of the LESSEE.

         15. INSURANCE ON LEASED PREMISES: The LESSOR agrees that throughout the term of this lease, LESSOR will secure insurance coverage, and pay corresponding premium thereof, on the leased premises from a reputable insurance company or companies.

         The policy contemplated hereunder shall not provide for the insurance of LESSEE's leasehold improvements and contents thereon.

         In case of the destruction of or damage to the building or any part thereof, the LESSOR shall immediately cause the same to be restored or repaired. To this end, all sums of money which the LESSOR shall receive under its insurance policy contemplated herein shall be used for the rebuilding or repair of the building which may have been destroyed or damaged.

         16. ACCESS TO THE LEASED PREMISES BY THE LESSOR: The LESSEE shall permit the LESSOR and/or its authorized representative to view the premises and the conditions thereof at any time during regular working hours.

         17. LESSEE'S RIGHT OF FIRST REFUSAL: Should the LESSOR wish to sell or dispose of the leased premises at any time during the life of this contract, the LESSEE or its assignee shall have the right of first refusal, and a right to match the terms and conditions of a bonafide offer to the purchase of the leased premises made by third party. The LESSOR shall notify the LESSEE in writing of the LESSOR's offer to sell and of a third party's bonafide offer to purchase, and the LESSEE shall have a period of ninety (90) days from receipt of such written notice within which to accept or reject the offer to purchase, as the case may be, and to sign a contract of purchase and sale; provided, however, that the exercise of the LESSEE's rights hereunder shall be subject to the condition that the LESSEE or its assignee shall have become or is qualified under the Constitution, and applicable laws to acquire and hold private land in the Philippines. In the event the LESSEE is disqualified or is not allowed to acquire and own land, the LESSOR hereby gives the LESSEE the alternative option to look for a bonafide and qualified purchaser for the leased premises and such purchaser so recommended by the LESSEE shall have the first option to purchase the leased premises at the same price and terms offered or to be offered to bonafide and qualified purchasers. Should the LESSEE, however, not wish to exercise any of the options hereunder, within ninety (90) days from the date of the LESSOR's notice of intention to sell, transfer or assign, and the same is sold, transferred or assigned by the LESSOR to a third party, then in that event, the LESSOR agrees to make it a condition of the sale, transfer or assignment, that the vendee, transferee or assignee shall respect all the terms and conditions of this AGREEMENT.

         18. EXPROPRIATION: If any part of the leased premises be expropriated for a public or quasi-public use by right of eminent domain, this Agreement, as to the part so taken, shall terminate as of the date of occupation or possession by the Government or as of the date title shall vest in the Government, whichever shall first occur, and the rent payable hereunder shall be adjusted so that the LESSEE shall be required to pay for the remainder of the term only, such portion of the rental as the value of the part remaining after expropriation bears to the value of the entire leased premises at the date of the expropriation. However, if in the LESSEE's sole judgement the expropriation of a part of the leased premises will render the remaining portion unusable or unsuitable for the purposes for which the leased premises was leased, the LESSEE shall have the further right to terminate this Agreement as of the date of the occupation or possession by the Government or when title to the part so expropriated vests in the Government, whichever shall first occur.

         19. INDEMNIFICATION: As a consequence of the representations made by LESSOR in Article 1 hereof, LESSOR shall indemnify and save the LESSEE harmless against any and all liability, losses, expenses, costs, interests, damages, including judicial costs and attorney's fees of whatever kind or nature that LESSEE may sustain or incur by reason or in consequence of this LEASE AGREEMENT including without limitation, that portion comprising of 1,080 sq.m. of Warehouse 2 presently leased to Printech. LESSOR covenants and agrees to reimburse or pay over to the LESSEE, on demand, all sums of money which the LESSEE shall pay or become liable by reason of the foregoing, and will make such payments to the LESSEE as soon as the LESSEE shall become liable therefor whether or not the LESSEE shall have paid out such sums or any part therefor.

         20. LESSEE'S OPTION TO TERMINATE LEASE: At any time after the commencement date of this Contract as specified in paragraph 1 hereof, the LESSEE shall have the option to terminate this Contract by serving written notice to that effect on the LESSOR at least six (6) months prior to the intended date of termination. In case of termination under this clause, the LESSOR shall return any unused deposit to LESSEE.

         21. DEFAULT IN PAYMENT OF RENTAL: It is an express condition of this Contract that should the LESSEE default in the payments of rental as required under paragraphs 2 and 3 hereof, or otherwise commits a substantial violation of any of the terms and conditions hereof, and such default or violation shall continue for sixty (60) days after notice thereof in writing to the LESSEE, then the LESSOR may decline this Contract and have it terminated and cancelled and recover the possession of the leased premises. The termination and cancellation of this Contract pursuant to this provision may be effected by the LESSOR extrajudicially; provided, however, that such termination or cancellation shall be without prejudice to the right of the LESSEE over the alterations and improvements as provided for in paragraph 9 hereof. Upon the termination or cancellation of this Contract, the LESSEE shall peaceably surrender and yield up unto the LESSOR, or its authorized representative, the leased premises, and the LESSOR may take over possession of the same without becoming liable for trespass, and enter into contracts of lease or any contracts with third persons in respect of the leased premises.

         The acceptance by the LESSOR of arrears in rent or extension of payment shall not be deemed a waiver by the LESSOR of any other condition contained in this Contract. Likewise, the acceptance of payment or performance of one or more obligations by the LESSEE shall not be deemed a waiver by the LESSOR of any breach by the LESSEE of any other condition herein.

         22. SUBLEASE BY LESSEE: The LESSEE is allowed to sublease the leased premises or any portion thereof to VF (PHILIPPINES), INC., provided that in the event of any such sublease, both the LESSEE and the SUBLESSEE shall be jointly and severally liable to the LESSOR for the performance of any obligations provided herein.

         23. REGISTRATION OF CONTRACT: This Contract may, at the option of the LESSEE, be registered in the appropriate office of the Registry of Deeds at the expense of the LESSEE.

         24. BINDING EFFECT OF CONTRACT: This Contract shall be binding not only between the parties hereto but also upon their respective successors and assigns. The LESSOR expressly warrants and represents that in case the leased premises is sold or conveyed to, or encumbered in favor of, a party other than the LESSEE, it shall make the necessary provisions to the end that the LESSEE's rights of lease under this Contract remain in full force and effect. At least seven (7) days prior to said sale, LESSOR shall inform the LESSEE of the identity and address of the perspective buyer or buyers or its agent.

         25. PENALTY CLAUSE: Should either of the parties hereto violate or fail to comply with its respective obligations under this Contract, the offending party shall become liable to the innocent party not only for actual damages, but also for liquidated damages plus attorney's fees and expenses of litigation.

         IN WITNESS WHEREOF, the parties have hereunto signed these presents on the date and at the place first above written.



CORINTHIAN COMMERCIAL CORPORATION               AMKOR ANAM PILIPINAS, INC.
         LESSOR                                         LESSEE


     /S/ MARIXI R. PRIETO                              /S/ DANNY D> FRANKLIN
By: _____________________                         By:  _____________________
         MARIXI R. PRIETO                                  DANNY D. FRANKLIN

     Treasurer                                  Financial Director and Treasurer


                            SIGNED IN THE PRESENCE OF
    (ILLEGIBLE)                                                  (ILLEGIBLE)
--------------------                                        --------------------

                           A C K N O W L E D G M E N T


 REPUBLIC OF THE PHILIPPINES)
 MUNICIPALITY OF MAKATI     )S.S.

         BEFORE ME, a Notary Public in and for Makati, Metro-Manila, Philippines, personally appeared:


     NAME                         RES. CERT. NO.                DATE/PLACE ISSUED
     ----                         --------------                -----------------
Marixi R. Prieto                     04685487                    02-03-89, Makati
Corinthian Commercial                767848                      01-11-90, Makati
  Corporation
Danny D. Franklin                    B203027                     09-20-83,  United Kingdom
Amkor/Anam Pilipinas                 379-249                     01-11-90,  Muntinlupa
Inc.


both known to me and to me known to be the same persons who executed the foregoing Contract of Lease, and they acknowledged to me that the same is their free and voluntary act and deed and the free and voluntary act and deed of the principals they respectively represent.

         IN TESTIMONY WHEREOF, I have hereunder set my hand and affixed my
notarial seal on this     day of         , 19   at the municipality of Makati,
Metro-Manila, Philippines.


                                                    [Notary Public Seal]

Doc. No.         ;
Page No.         ;
Book No.         ;
Series of 1990   .